Exhibit 10.7

SECURITY AGREEMENT

1.           Identification.

This Security Agreement (the “Agreement”), dated as of January 22, 2010, is entered into by and among China Yongxin Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and the entities identified on Schedule 1 hereto (each a “Guarantor” and together with Parent, each a “Debtor” and collectively the “Debtors”), the Subscribers identified on Schedule 2 hereto (the “Subscribers”), who are parties to the Subscription Agreement dated as of January 22, 2010  (the “Subscription Agreement”), by and among Parent, and such Subscribers, and Collateral Agents, LLC (“Collateral Agent”).

2.           Recitals.

2.1           At or about the date hereof, each of the Subscribers is making a loan (the “Loan”) to Parent.  Guarantor is a direct or indirect Subsidiary (as defined in Section 6.12 hereof) of Parent.  It is beneficial to each Debtor that the Loan is made.  Guarantor has delivered or will deliver a “Guaranty” of Parent’s obligations to Subscribers.

2.2           The Loan will be evidenced by one or more promissory notes (each a “Note”) issued by Parent on or about the date of this Agreement pursuant to the Subscription Agreement.  The Note was or will be executed by Parent as “Borrower” or “Debtor” for the benefit of each Subscriber as the “Holder” or “Subscriber” thereof.

2.3           In consideration of the Loans made and to be made by Subscribers to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Note, by Guarantor of its obligations under the Guaranty, and as security for the repayment of the Loan and all other sums due from Debtor to Subscribers arising under the Transaction Documents (as defined in the Subscription Agreement) and any other agreement between or among them (collectively, the “Obligations”), each Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Subscribers and to the Collateral Agent on behalf of the Subscribers a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

2.4           The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.  Other capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement.

3.           Grant of General Security Interest in Collateral.

3.1           As security for the Obligations of Debtors, each Debtor hereby grants each of the Subscribers, a security interest in the Collateral.

3.2           “Collateral” shall mean all of the following property of Debtors:

 (A)           All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

(i)           Including but not limited to the items described on Schedule 9(l) to the Subscription Agreement, all now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests and claims in and to equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers’ acceptances or guaranties; cash moneys, deposits including but not limited to the deposit accounts identified on Schedule 3; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtors, as well as agreements or property securing or relating to any of the items referred to above;

(ii)           Goods:  All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of goods, including, but not limited to:

  (a)           All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtors’ business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to any Debtor by its customers or repossessed by any Debtor and all of Debtors’ right, title and interest in and to the foregoing (including all of a Debtor’s rights as a seller of goods);

  (b)           All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtors’ rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii)           Property:  All now owned and hereafter acquired right, title and interests of Debtors in, to and in respect of any other personal property in or upon which a Debtor has or may hereafter have a security interest, lien or right of setoff;

(iv)           Books and Records:  All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtors, any computer service bureau or other third party; and

(v)            Products and Proceeds:  All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

 (B)         All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of the following:

(i)            the shares of stock of each Guarantor [excluding these Subsidiaries organized under the laws of the People’s Republic of China (“Excluded Subsidiary”)], which the Debtor represents, equals not less than the equity ownership and right to receive equity of Guarantor as set forth on Schedule 1 hereto, the certificates representing such shares together with an executed stock power, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(ii)           all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Debtor, in any Subsidiary that is not a Subsidiary of the Debtor on the date hereof except for an Excluded Subsidiary (“Future Subsidiaries”), the certificates representing such additional shares, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

(iii)           all security entitlements of Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

Notwithstanding anything to the contrary set forth in Section 3.2 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to the Subscribers is prohibited or would result in a breach and such prohibition or breach has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition or breach cannot be waived.

Notwithstanding anything to the contrary set forth in Section 3.2 above, the types or items of Collateral described in such Section shall not include any Equipment which is, or at the time of any Debtor’s acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including capitalized or finance leases) permitted hereunder if: (a) the valid grant of a security interest or lien therein to the Subscribers in such Equipment is prohibited by the terms of the agreement between such Debtor and the holder of such purchase money mortgage or other purchase money lien or security interest or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.  To the extent each of the foregoing conditions is satisfied, Subscribers shall, at the request of Debtor and at Debtor’s expense, execute and deliver a UCC-3 Partial Release with respect to any such Equipment subject to such a purchase money security interest or lien, provided, that, such Partial Release shall be in form and substance satisfactory to the Subscribers.

“Equipment” shall mean all of Debtor's now owned and hereafter acquired equipment, machinery, laboratory and research equipment and tools, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

Notwithstanding anything to the contrary set forth in Section 3.2 above, “Collateral” shall exclude accounts receivable of the Debtor or and Subsidiary that have been pledged prior to the date of this Agreement to third parties in connection with debt financings of the Company and also exclude items which would otherwise be Collateral but for their location or presence in the People’s Republic of China and also excludes Excluded Subsidiaries.

3.3           The Subscriber and Collateral Agent are hereby specifically authorized, after the Maturity Date (defined in the Note) accelerated or otherwise, and after the occurrence of an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Subscriber to remove any transfer restrictions affecting the Collateral.

4.           Perfection of Security Interest.

4.1           Each Debtor shall prepare, execute and deliver to the Subscribers UCC-1 Financing Statements in form and substance acceptable to Subscribers.  The Subscribers are instructed to prepare and file at each Debtor’s cost and expense, financing statements in such United States and foreign jurisdictions deemed advisable to Subscribers, including but not limited to Washington, D.C., and the States of California, Delaware and New York and the People’s Republic of China.

4.2           Upon the execution of this Agreement, Parent shall deliver to Collateral Agent stock certificates representing all of the shares of outstanding capital stock of Guarantor (the “Securities”).  All such certificates shall be held by or on behalf of Subscribers pursuant hereto and shall be delivered in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Subscribers.

4.3           All other certificates and instruments constituting Collateral from time to time required to be pledged to Subscribers pursuant to the terms hereof (the “Additional Collateral”) shall be delivered to Collateral Agent promptly upon receipt thereof by or on behalf of Debtors.  All such certificates and instruments shall be held by or on behalf of Subscribers pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to Subscribers.  If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, Debtors shall cause Subscribers (or its custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by Subscribers with respect to such securities without further consent by Debtors.  If any Collateral consists of security entitlements, Debtors shall transfer such security entitlements to Subscribers (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by Subscribers without further consent by Debtors.

4.4           Within five (5) business days after the receipt by a Debtor of any Additional Collateral, a Pledge Amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to Subscribers in respect of the Additional Collateral to be pledged pursuant to this Agreement. Each Debtor hereby authorizes Subscribers to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Subscribers shall for all purposes hereunder constitute Collateral.

4.5           If Debtor shall receive, by virtue of Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 5.2 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Subscribers, shall segregate it from Debtor’s other property and shall deliver it forthwith to Subscribers, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Subscribers as Collateral and as further collateral security for the Obligations.

5.           Distribution.

5.1           So long as an Event of Default does not exist, Debtors shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Subscribers and does not impair the Collateral.

5.2.          At any time an Event of Default exists or has occurred and is continuing, all rights of Debtors, upon notice given by Subscribers, to exercise the voting power and receive payments, which it would otherwise be entitled to pursuant to Section 5.1, shall cease and all such rights shall thereupon become vested in Subscribers, which shall thereupon have the sole right to exercise such voting power and receive such payments.

5.3           All dividends, distributions, interest and other payments which are received by Debtors contrary to the provisions of Section 5.2 shall be received in trust for the benefit of Subscribers as security and Collateral for payment of the Obligations shall be segregated from other funds of Debtors, and shall be forthwith paid over to Subscribers as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Subscribers as Collateral and as further collateral security for the Obligations.

6.           Further Action By Debtors; Covenants and Warranties.

6.1           Subscribers at all times shall have a perfected security interest in the Collateral.  Each Debtor represents that other than the security interests described on Schedule 6.1, it has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims, except for “Permitted Liens” (defined below).  The Subscribers’ security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Subscribers, subject only to the security interests described on Schedule 6.1.  Each Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Subscribers to establish, maintain and continue the perfected security interest of Subscribers in the perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Subscribers from time to time to establish and determine the validity and the continuing priority of the security interest of Subscribers, and also pay all other claims and charges that, in the opinion of Subscribers are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Subscribers’ security interests therein.   For purposes of this Agreement, “Permitted Liens” shall include:

(a)	liens for the payment of taxes which are not yet due and payable;

(b)
liens  arising  by  statute  in  connection  with  worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Debtor or any Guarantor is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(c)
mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(d)	any interest or title of a lessor under any operating lease or capital lease; and

(e)	liens on real property of the Debtor or any Guarantor created solely for the purpose of securing indebtedness incurred to finance the purchase price of such real property;

(f)
cash deposits to secure performance bonds and other obligations of a like nature (in each case, other than for Indebtedness) incurred in the ordinary course of business for obligations not yet due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(g)
easements, rights-of-way, zoning and similar restrictions, building codes, reservations,  covenants,  conditions,  waivers,  survey  exceptions  and  other  similar encumbrances or title defects and, with respect to any interests in real property held or leased by the Debtor or any of its subsidiaries, mortgages, deeds of trust and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under  a  landlord  or  owner  of  such  property  encumbering  solely  such  landlord’s or owner’s interest in such real property, with or without the consent of the lessee;

(h)	liens in existence on the date hereof;

(i)	any interest of a licensor under a license entered into in the ordinary course of the Debtor’s or the applicable Guarantor’s business; and

(j)	any lien existing on any part of any business acquired by the Debtor or any Guarantor, prior to the acquisition thereof by the Debtor or any Guarantor.

6.2          Except in connection with sales of Collateral, in the ordinary course of business, for fair value and in cash, and except for Collateral which is substituted by assets of identical or greater value (subject to the consent of the Subscribers) or which is not material to the Debtor’s business, each Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Subscribers other than a transfer of the Collateral to a wholly-owned United States formed and located subsidiary or to another Debtor on prior notice to Subscribers, and provided the Collateral remains subject to the security interest herein described.  Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Subscribers consent to any sale of the Collateral, except as provided herein.  Sales of Collateral in the ordinary course of business as described above shall be free of the security interest of Subscribers and Subscribers shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtors to evidence or effectuate the same.

6.3          Each Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow Subscribers or their representatives free and complete access to the Collateral and all of such Debtor’s records that in any way relate to the Collateral, for such inspection and examination as Subscribers reasonably deem necessary.

6.4          Each Debtor, at its sole cost and expense, will protect and defend the Collateral against the claims and demands of all persons other than the Subscribers.

6.5          Debtors will promptly notify Subscribers of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Subscribers under this Security Agreement in any material respect.

6.6          Each Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, which insurance shall be of the types customarily insured against by companies in the same or similar business, similarly situated, in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated.  Debtors shall make the Subscribers loss payee thereon to the extent of its interest in the Collateral. Subscribers are hereby irrevocably (until the Obligations are indefeasibly paid in full) appointed each Debtor’s attorney-in-fact to endorse any check or draft that may be payable to such Debtor so that Subscribers may collect the proceeds payable for any loss under such insurance.  The proceeds of such insurance, less any costs and expenses incurred or paid by Subscribers in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

6.7          In order to protect the Collateral and Subscribers’ interest therein, Subscribers may, at Subscribers’ option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor upon Debtor’s failure to do so provided Subscribers have given Debtor any written notice otherwise required to be given as described herein in connection therewith.  All amounts expended by Subscribers in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Subscribers upon demand and shall bear interest at the lesser of 15% per annum or the highest legal amount allowed from the dates of such expenditures until paid.

6.8          Upon the request of Subscribers, Debtors will furnish to Subscribers within five (5) business days thereafter, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Subscribers, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtors securing the Obligations.  In connection with any assignment by Subscribers of this Security Agreement, each Debtor hereby agrees to cause the insurance policies required hereby to be carried by such Debtor, if any, to be endorsed in form satisfactory to Subscribers or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Subscribers within ten (10) calendar days after request therefor by Subscribers.

6.9          Each Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Subscribers from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Subscribers may reasonably require to perfect its security interest hereunder.

6.10           Debtors represent and warrant that they are the true and lawful exclusive owners of the Collateral, free and clear of any liens, encumbrances and claims other than those listed on Schedule 6.1.

6.11           Each Debtor shall cause each Subsidiary of such Debtor in existence on the date hereof and each future Subsidiary to execute and deliver to Subscribers promptly and in any event within ten (10) days after the formation, acquisition or change in status thereof (A) a guaranty guaranteeing the Obligations and (B) if requested by Subscribers, a security and pledge agreement substantially in the form of this Agreement together with (x) certificates evidencing all of the capital stock of each Subsidiary of and any entity owned by such Subsidiary, (y) undated stock powers executed in blank with signatures guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as Subscribers may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (C) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Subscribers in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such pledge and security agreement or otherwise to effect the intent that all property and assets of such Subsidiary shall become Collateral for the Obligations.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 40% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  Schedule 1 annexed hereto contains a list of all Subsidiaries of the Debtors as of the date of this Agreement.  This Section 6.11 shall not apply to items not included in the definition of Collateral.

6.12           Debtor will notify Subscribers within ten days of the occurrence of any change of Debtor’s name, domicile, address or jurisdiction of incorporation.  The timely giving of this notice is a material obligation of Debtor.

7.           Power of Attorney.

At any time an Event of Default has occurred, and only after the applicable cure period as set forth in this Agreement and the other Transaction Documents, and is continuing, each Debtor hereby irrevocably constitutes and appoints Subscribers as the true and lawful attorney of such Debtor, with full power of substitution, in the place and stead of such Debtor and in the name of such Debtor or otherwise, at any time or times, in the discretion of the Subscribers, to take any action and to execute any instrument or document which is reasonably and prudently necessary to protect the Subscribers’ rights in the Collateral as set forth in this Agreement.  This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8.           Performance By The Subscribers.

If a Debtor fails to perform any material covenant, agreement, duty or obligation of such Debtor under this Agreement, Subscribers may, after any applicable cure period and notice required hereunder, at any time or times in its discretion, take action to effect performance of such obligation.  All reasonable expenses of the Subscribers incurred in connection with the foregoing authorization shall be payable by Debtors as provided in Paragraph 12.1 hereof.  No discretionary right, remedy or power granted to the Subscribers under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Subscribers with respect thereto, such rights, remedies and powers being solely for the protection of the Subscribers.

9.           Event of Default.

An event of default (“Event of Default”) shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Note, the Subscription Agreement, Transaction Documents (as defined in the Subscription Agreement), and any other agreement to which one or more Debtors and Subscribers are parties.   Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Subscribers, and the Subscribers may dispose of Collateral as provided herein.  A default by Debtor of any of its material obligations pursuant to this Agreement and any of the Transaction Documents shall be an Event of Default hereunder and an “Event of Default” as defined in the Note, and Subscription Agreement.

10.         Disposition of Collateral.

Upon and after any Event of Default which is then continuing,

10.1      The Subscribers may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for, in order to satisfy the Obligations.  In addition to other rights and remedies provided for herein or otherwise available to it, the Subscribers shall have all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York.

10.2      If any notice to Debtors of the sale or other disposition of Collateral is required by then applicable law, five (5) business days prior written notice (which Debtors agree is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtors of the time and place of any sale of Collateral which Debtors hereby agree may be by private sale.  The rights granted in this Section are in addition to any and all rights available to Subscribers under the Uniform Commercial Code.

10.3      The Subscribers is authorized, at any such sale, if the Subscribers deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Subscribers deem advisable to ensure such compliance.  Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

10.4      All proceeds received by the Subscribers in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Subscribers pursuant to Paragraph 12.1 hereof) against the Obligations.   Upon payment in full of all Obligations, Debtors shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Subscribers incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto).  Any assignment of Collateral by the Subscribers to Debtors shall be without representation or warranty of any nature whatsoever and wholly without recourse.  To the extent allowed by law, Subscribers may purchase the Collateral and pay for such purchase by offsetting the purchase price with sums owed to Subscribers by Debtors arising under the Obligations or any other source.

10.5      Without limiting, and in addition to, any other rights, options and remedies Subscribers have under the Transaction Documents, the UCC, at law or in equity, or otherwise, upon the occurrence and continuation of an Event of Default, Subscribers shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction.  Debtors expressly agree that such a receiver will be able to manage, protect and preserve the Collateral and continue the operation of the business of Debtors to the extent necessary to collect all revenues and profits thereof and to apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated.  Debtors waive any right to require a bond to be posted by or on behalf of any such receiver.

10.6      Provided an Event of Default or an event, which with the passage of time or the giving of notice could become an Event of Default is not pending, then from and after the date a Lender has exercised its conversion rights with respect to not less than one-half of the initial principal of such Lender’s Note and the Company has complied with its obligations with respect to all such conversions, then such Lender’s security interest granted pursuant to this Agreement shall be automatically released.

11.         Waiver of Automatic Stay.   Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against Debtor, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Subscribers should be entitled to, among other relief to which the Subscribers may be entitled under the Note, Subscription Agreement, Transaction Documents, and any other agreement to which the Debtor and Subscribers are parties, (collectively “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Subscribers to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.  DEBTOR EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, DEBTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE SUBSCRIBERS TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.   Debtor hereby consents to any motion for relief from stay which may be filed by the Subscribers in any bankruptcy or insolvency proceeding initiated by or against Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Subscribers.  Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Subscribers would not agree to the terms of this Agreement if this waiver were not a part of this Agreement.  Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Subscribers nor any person acting on behalf of the Subscribers has made any representations to induce this waiver, that Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by Debtor and that Debtor has had the opportunity to discuss this waiver with counsel.   Debtor further agrees that any bankruptcy or insolvency proceeding initiated by Debtor will only be brought in the Federal Court within the Southern District of New York.

12.         Miscellaneous.

12.1      Expenses.  Debtors shall pay to the Subscribers, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Subscribers may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Subscribers hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by Debtors to perform and observe any agreements of Debtors contained herein which are performed by Subscribers.

12.2        Waivers, Amendment and Remedies.  No course of dealing by the Subscribers and no failure by the Subscribers to exercise, or delay by the Subscribers in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Subscribers.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtors therefrom shall, in any event, be effective unless contained in a writing signed by the Subscribers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Subscribers, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Subscribers from time to time in such order as the Subscribers may elect.

12.3        Notices.  All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Debtors:	China Yongxin Pharmaceuticals, Inc.
927 Canada Court
City of Industry, CA 91748
Attn: Yongxin Liu, CEO
Fax: (626) 581-9138

With a copy by facsimile only to:

Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024
Attn: Ryan Hong, Esq.
Fax: (310) 208-1154

To Subscribers:	As specified in the Subscription Agreement

To Collateral Agent:	Collateral Agents, LLC
111 West 57th Street, Suite 1416
New York, NY 10019
Attn: General Counsel
Fax: (212) 245-9101

If to Debtors or Subscribers,
or Collateral Agent
with a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

12.4          Term; Binding Effect.  This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon each Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Subscribers and its successors and assigns.

12.5          Captions.  The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions of this agreement and have no legal or other significance whatsoever.

12.6          Governing Law; Venue; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Any legal action or proceeding against a Debtor with respect to this Agreement must be brought only in the courts in the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

12.7          Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

12.8          Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

13.          Termination; Release.  When the Obligations have been indefeasibly paid and performed in full or all outstanding Note have been converted to common stock pursuant to the terms of the Note and the Subscription Agreements, this Agreement shall terminated, and the Subscribers, at the request and sole expense of the Debtors, will execute and deliver to the Debtors the proper instruments (including UCC termination statements) acknowledging the termination of the Security Agreement, and duly assign, transfer and deliver to the Debtors, without recourse, representation or warranty of any kind whatsoever, such of the Collateral, including, without limitation, Securities and any Additional Collateral, as may be in the possession of the Subscribers.

14.          Subscribers Powers.

14.1          Subscribers Powers.  The powers conferred on the Subscribers hereunder are solely to protect Subscribers’ interest in the Collateral and shall not impose any duty on it to exercise any such powers.

14.2          Reasonable Care.  The Subscribers is required to exercise reasonable care in the custody and preservation of any Collateral in its possession; provided, however, that the Subscribers shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purposes as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Subscribers, to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

14.3          Majority in Interest.   The rights of the Subscribers hereunder, except as otherwise set forth herein shall be exercised upon the approval of Subscribers holding 75% of the outstanding Obligations (“Majority in Interest”) at the time such approval is sought or given.  Any tangible or physical Collateral shall be delivered to and be held by the Collateral Agent pursuant to this Agreement and on behalf of all Subscribers as to their respective rights.

14.4          Authority of Collateral Agent.  The Collateral Agent was appointed by the Subscribers pursuant to a Collateral Agent Agreement of even date herewith.  All of the rights and benefits granted to the Subscribers pursuant to this Agreement, including the security interest and enforcement rights are also granted to the Collateral Agent and will be exercised by Collateral Agent on behalf of Subscribers pursuant to the Collateral Agent Agreement.  All deliveries required to be made by Debtors hereunder shall be made to the Collateral Agent.  UCC-1 and other financing statements may identify the Collateral Agent as the secured party.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

“DEBTOR”

CHINA YONGXIN PHARMACEUTICALS, INC.
a Delaware corporation

By:
Yongxin Liu
Chief Executive Officer

Agreed and Accepted by:

COLLATERAL AGENT:

COLLATERAL AGENTS, LLC

By:
Name:
Title:

This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

OMNIBUS SUBSIDIARY SIGNATURE PAGE TO
SECURITY AGREEMENT

The undersigned, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

[Print Name of Subsidiary]

[Signature]

Name:
Title:

Mailing Address:	Telephone No.:
Facsimile No:
Email Address:

(City, State and Zip)

OMNIBUS SUBSCRIBER SIGNATURE PAGE TO
SECURITY AGREEMENT

The undersigned, in its capacity as a Subscriber, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

[Print Name of Subscriber]	[Name of Co-Subscriber, if applicable]

[Signature]	[Signature]

Name:	Name:
Title:	Title:

Mailing Address:	Telephone No.:
Facsimile No:
Email Address:

(City, State and Zip)

CHINA YONGXIN PHARMACEUTICALS, INC.
SECURITY AGREEMENT EXHIBITS AND SCHEDULES

Exhibit A – Pledge Amendment

Schedule I – Subsidiaries/Guarantors

Schedule 2 – Subscribers

Schedule 3 – Deposit Accounts

Schedule 6.1 – Security Interests

EXHIBIT A

TO

SECURITY AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated _________ _______, is delivered pursuant to Section 4.4 of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated November ___, 2009, as it may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time and that the shares listed on this Pledge Amendment shall be hereby pledged and assigned to Subscribers and become part of the Collateral referred to in such Security Agreement and shall secure all of the Obligations referred to in such Security Agreement.

Subsidiary	Shares Issued	% Owned

[_________________________________________]

By:           ___________________________________

SCHEDULE I

SUBSIDIARIES/GUARANTORS

Changchun Yongxin Dirui Medical Co., Ltd., a company organized under the laws of the People’s Republic of China

Jilin Province Yongxin Chain Drugstore Ltd., a company organized under the laws of the People’s Republic of China

Jilin Dingjian Natural & Health Products Co., Ltd., a company organized under the laws of the People’s Republic of China

Tianjin Jingyongxin Chain Drugstore Ltd., a company organized under the laws of the People’s Republic of China

Baishan Caoantang Chain Drugstore Ltd., a company organized under the laws of the People’s Republic of China

SCHEDULE 2
SUBSCRIBERS

SUBSCRIBER AND ADDRESS	NOTE PRINCIPAL AMOUNT	WARRANTS

EXCALIBUR SPECIAL OPPORTUNITIES LP	$300,000.00	1,500,000

DANA KATZENMEIER	$50,000.00	250,000

FOURTH STREET HOLDINGS, LP	$100,000.00	500,000

ROBERT B. PRAG	$100,000.00	500,000

PETER B. TENTLER	$50,000.00	250,000
TOTAL	$600,000.00	3,000,000

SCHEDULE 3
DEPOSIT ACCOUNTS

Bank	Bank Address

Changchun Yongxin Dirui Medical Co., Ltd.	1 Shen Zhen St., Changchun
ICBC, branch of Changchun Development District

Jilin Province Yongxin Chain Drugstore Ltd.	3258 Gui Gu Blvd., Gao Xin
Bank of Jilin, branch of Gaoxin Development	District, Changchun
District

Tianjin Jinyongxin Charm Drugstore Ltd.	26 W Bing Shui Blvd., Nan
Agricultural Bank of China, branch of West Bing	Kai District
Shui Blvd.

Baishan Caoantang Chain Drugstore Ltd.	47 Hun Jiang Blvd.,
ICBC, branch of Ba Dao Jiang	Changchun

Jilin Dingjian Natural & Health Products Co., Ltd.	1 Shen Zhen St.,Changchun
ICBC, branch of Changchun Development District

SCHEDULE 6.1
SECURITY INTERESTS

There is a judgment and lien against the Company filed in Los Angeles and Orange County during. September 2009 in the amount of $219,000. This matter has already been disclosed in the SEC filings as an ongoing matter that has yet to be resolved. This matter is in relation to a legal proceeding called Wells Fargo Bank. N.A. v. Software Education for America Inc. filed in Orange County Superior Court on or about November 9,2004. In this action, the Cross-Complainant, Terryy Koosed, sought to amend a $219,000 judgment he obtained to include a subsidiary of the predecessor-in-interest of the Company, which was not named or a participant in such lawsuit. On May 8, 2009, the Orange County Superior Court rendered a decision to enter a judgment of $219,000 against the Company. So far, the judgment has not been paid.

Per Section 3.2 of the Security Agreement, "Collateral" excludes items which would otherwise be Collateral but for their location or presence in the People's Republic of China. Nonetheless, the Company hereby discloses the following security interest(s) in assets of certain Guarantors:

Changchun Yongxin Dirui Medical Co., Ltd. ("Yongxin") borrowed RMB 5,000,000 ("Loan") from the Bank of Jilin, Branch of FAW ("Bank") on January 23, 2009. The Bank requested that Yongxin provide a guarantor for the Loan, namely Changchun Small & Medium Enterprises Credit Guarantee Co., Ltd: ("Changchun"). Changchun asked Yongxin to provide collateral as security for its obligations as guarantor. Yongxin pledged certain accounts receivable for a period of 5 years to Changchun including accounts receivable from (i) People's Hospital of Jinlin Province; (2) No.1 Hospital of Jilin University; (3) Changchun Central Hospital; and (4) FAW General Hospital. In addition, Liu Chang Guo and Liu Yong Xin also each mortgaged a real property to Changchun as collateral for the Loan. Mr. Liu Yong Xin is the Chief Executive Officer of Yongxin and Mr. Liu Chang Guo is Mr. Liu Yong Xin's father. The relevant contracts for the Loan are summarized as follows:

1. The Contract of Guaranty (No. 2009-010) was entered into by and between Yongxin and Changchun on January 23, 2009. Pursuant to such contract, Changchun provided a guaranty to the Bank for the Loan. The Loan has a term of 12 months from January 23, 2009 to January 22, 2010. Yongxin also paid a deposit of RMB 150,000 to Changchun.

2. The Contract of Pledged Account Receivable (No. 2009-004A) was entered into by and between Yongxin and Changchun on January 23, 2009. Pursuant to such contract, Yongxin pledged the accounts receivable for a period of 5 years from the People's Hospital of Jilin Province as collateral to the Changchun to provide guarantee for the Loan.

3. The Contract of Pledged Account Receivable (No. 2009-004B) was entered into by and between Yongxin and Changchun on January 23, 2009. Pursuant to such contract, Yongxin pledged the accounts receivable for a period of 5 years from the No.1 Hospital of Jilin University as collateral to the Changchun to provide guarantee for the Loan.

4. The Contract of Pledged Account Receivable (No. 2009-004C) was entered by and between Yongxin and Changchun on January 23, 2009. Pursuant to such contract, Yongxin pledged the accounts receivable for a period of 5 years from the Changchun Central Hospital as collateral to the Changchun to provide guarantee for the Loan.

5. The Contract of Pledged Account Receivable (No. 2009-004D) was entered into by and between Yongxin and Changchun on January 23, 2009. Pursuant to such contract, Yongxin pledged the accounts receivable for a period of 5 years from the FAW General Hospital (Debtor) as collateral to the Changchun to provide guarantee for the Loan.

6. The Mortgage Contract (No., 2009-010A) was entered into by and between Liu Chang Guo and Changchun on January 23, 2009. Pursuant to such contract, Liu Chang Guo mortgaged a real property located at 198 Ren Min Blvd, C8 Building, Nan Guan District, as collateral to the Changchun to provide guarantee for the Loan.

7. The Mortgage Contract (No., 2009-010B) was entered into by and between Liu Yong Xin and Changchun on January 23, 2009. Pursuant to such contract, Liu Yong Xin mortgaged a real property located at Qing Nian Rd., Cai Yuan Jian C, Lv Yuan District, as collateral to the Changchun to provide guarantee for the Loan.